CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers”, “Financial Statements and Experts”, “Financial Highlights”, “Exhibit A: Form of Agreement and Plan of Reorganization 4. Representations and Warranties”, in the Information Statement/Prospectus included in this Registration Statement (Form N-14) of Touchstone Funds Group Trust.

We also consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” each dated October 27, 2023, and each included in this Post-Effective Amendment No. 235 to the Registration Statement (Form N-1A, File No. 002-80859) of Touchstone Strategic Trust (the “Registration Statement”).

We also consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” each dated January 26, 2024, and each included in this Post-Effective Amendment No. 136 to the Registration Statement (Form N-1A, File No. 033-70958) of Touchstone Funds Group Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 18, 2023, with respect to the financial statements and financial highlights of Touchstone International Growth Fund (one of the funds constituting Touchstone Strategic Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year June 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated November 17, 2023, with respect to the financial statements and financial highlights of Touchstone Sands Capital International Growth Equity Fund (one of the funds constituting Touchstone Funds Group Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year September 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

Cincinnati, Ohio

April 1, 2024